EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Jenny Haynes
Vice President Investor Relations
(214) 245-3164

ODYSSEY HEALTHCARE REPORTS FIRST QUARTER RESULTS

      DALLAS, TEXAS (May 2, 2005)—Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the first quarter ended March 31, 2005.

      Net patient service revenue for the first quarter of 2005 increased 3.7 percent to $87.8 million, compared to $84.7 million for the first quarter of 2004. Net income for the quarter was $5.3 million, a 32.4 percent decrease from the $7.9 million for the corresponding quarter in 2004. Earnings per diluted share were $0.15, a 28.6 percent decrease from the $0.21 reported for the 2004 first quarter. Cash flow from operations for the quarter was $14.3 million. Net income was adversely impacted by a $2.2 million accrual for the Medicare payment cap.

      The average daily census for the first quarter of 2005 was 7,609, a 3.8 percent increase over the 7,330 average daily census for the first quarter of 2004. The company admitted 8,225 patients in the first quarter of 2005, a 5.7 percent decrease over the 8,723 for the corresponding quarter of 2004 and a 10.8 percent increase over the fourth quarter of 2004. The average length of stay for the quarter was 85 days in 2005, compared to 75 days in the first quarter of 2004 and 86 days in the fourth quarter of 2004.

      The trend of daily patient census and admissions increased throughout the first quarter as a result of a variety of growth initiatives the company began in late 2004. The average daily census for January was 7,580; February, 7,604; and March, 7,643. The company averaged 85 admissions per day in January, 93 in February, and 96 in March.

      The company repurchased 866,834 shares of its common stock during the first quarter at a cost of $9.7 million, completing the $30 million stock re-purchase plan announced in November 2004. A total of 2,515,434 shares were re-purchased at an average cost of $11.93 per share. At March 31, 2005, the company had approximately 34.5 million shares outstanding.

      During the first quarter, the company’s wholly owned subsidiary, Hospice of the Palm Coast, which provides service in the Daytona Beach, Fla., area was certified to accept Medicare patients. The hospice program is the company’s first entry into the state of Florida.

      Odyssey will host a conference call to discuss the quarter on Tuesday, May 3, 2005, at 9 a. m. (EDT). The call will be broadcast live and can be accessed through the Investor Relations section of the company’s website at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

      Headquartered in Dallas, Texas, Odyssey has 74 Medicare-certified hospice programs in 30 states. In terms of both average daily patient census and number of locations, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; increases in inflation including inflationary increases in patient care costs; adverse changes in the Medicare payment cap limits and increases in the company’s Medicare payment cap accrual; decline in patient census growth; challenges inherent in and potential changes in the company’s growth and expansion strategy; the ability to attract and retain healthcare professionals; the company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; changes in state or federal income, franchise or similar tax laws and regulations; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party legal proceedings and investigations; adverse changes in the competitive environment in which the company operates; and the disclosures contained under the headings “Overview of Government Payments” and “Some Risks Related to Our Business” in “Item 1. Business” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” respectively, of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005, and in Odyssey’s most recent other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three months ended March 31,
	2005	2004
	(unaudited)	(unaudited)
Net patient service revenue	$87,828	$84,690
Operating expenses:
Direct hospice care	48,425	47,328
General and administrative	27,104	22,258
Provision for uncollectible accounts	2,587	1,330
Depreciation and amortization	1,050	925

	79,166	71,841

Income from operations	8,662	12,849
Other income (expense):
Interest income	169	46
Interest expense	(46)	—

	123	46

Income before provision for income taxes	8,785	12,895
Provision for income taxes	3,442	4,992

Net income available to common stockholders	$5,343	$7,903

Net income per common share:
Basic net income per common share	$0.15	$0.22

Diluted net income per common share	$0.15	$0.21

Weighted average shares outstanding:
Basic	34,854	36,559
Diluted	35,376	37,882

Odyssey HealthCare, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31,	December 31,
	2005	2004
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$22,949	$24,851
Short-term investments	14,427	8,407
Accounts receivable from patient services, net of allowance for uncollectible accounts of $3,812 and $3,862 at March 31, 2005 and December 31, 2004, respectively	55,843	59,376
Deferred tax assets	374	30
Income taxes receivable	2,739	1,679
Prepaid expenses and other current assets	3,056	3,823

Total current assets	99,388	98,166
Property and equipment, net of accumulated depreciation	7,018	7,490
Goodwill, net	93,933	93,933
Intangibles, net of accumulated amortization	4,435	4,502

Total assets	$204,774	$204,091

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,541	$3,664
Accrued compensation	10,436	10,331
Accrued nursing home costs	10,156	9,932
Other accrued expenses	14,449	10,975
Income taxes payable	30	—
Current maturities of long-term debt	5	5

Total current liabilities	38,617	34,907

Deferred tax liability	7,844	7,095
Long term debt, less current maturities	8	9

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value:
Authorized shares – 75,000,000 Issued and outstanding shares – 37,011,022 and 36,750,917 at March 31, 2005 and December 31, 2004, respectively	37	37
Additional paid-in capital	96,280	95,822
Deferred compensation	(1,991)	(2,148)
Retained earnings	93,979	88,636
Treasury stock, at cost, 2,515,434 and 1,648,600 shares outstanding at March 31, 2005 and December 31, 2004, respectively	(30,000)	(20,267)

Total stockholders’ equity	158,305	162,080

Total liabilities and stockholders’ equity	$204,774	$204,091

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2005	2004
	(unaudited)	(unaudited)
Operating Activities
Net income	$5,343	$7,903
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,050	925
Amortization of debt issue costs	27	—
Stock-based compensation	157	62
Deferred tax expense	405	450
Tax benefit realized for stock option exercises	359	53
Provision for uncollectible accounts	2,587	1,330
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	946	(12,822)
Other current assets	(293)	2,863
Accounts payable, accrued nursing home costs and other accrued expenses	3,710	5,362

Net cash provided by operating activities	14,291	6,126
Investing Activities
Cash paid for acquisitions and procurement of licenses	(107)	(22,578)
Increase in short-term investments	(6,020)	(2)
Purchase of property and equipment	(431)	(1,459)

Net cash used in investing activities	(6,558)	(24,039)
Financing Activities
Proceeds from issuance of common stock	99	288
Purchases of treasury stock	(9,733)	—
Payments on debt	(1)	(1)

Net cash (used in) provided by financing activities	(9,635)	287

Net decrease in cash and cash equivalents	(1,902)	(17,626)
Cash and cash equivalents, beginning of period	24,851	38,284

Cash and cash equivalents, end of period	$22,949	$20,658

Supplemental Cash Flow Information
Interest paid	$19	$—
Income taxes paid	$3,869	$18

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